Earnings Conference Call Second Quarter 2020 August 4, 2020

Cautionary Statements Regarding Forward-Looking Information This presentation contains certain written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties including among others those related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of various governments and regulatory bodies, our customers, and the company, on our business, financial condition and results of operations; any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward- looking statements. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants’ 2019 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants’ Second Quarter 2020 Quarterly Report on Form 10-Q (to be filed on August 4, 2020) in (a) Part II, ITEM 1A. Risk Factors; (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, ITEM 1. Financial Statements: Note 14, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants. Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this presentation. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation. 2 Q2 2020 Earnings Release Slides

Non-GAAP Financial Measures Exelon reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). Exelon supplements the reporting of financial information determined in accordance with GAAP with certain non-GAAP financial measures, including: • Adjusted operating earnings exclude certain costs, expenses, gains and losses and other specified items, including mark-to- market adjustments from economic hedging activities, unrealized gains and losses from nuclear decommissioning trust fund investments, asset impairments, certain amounts associated with plant retirements and divestitures, costs related to cost management programs, asset retirement obligations and other items as set forth in the reconciliation in the Appendix • Adjusted operating and maintenance expense excludes regulatory operating and maintenance costs for the utility businesses and direct cost of sales for certain Constellation and Power businesses, decommissioning costs that do not affect profit and loss, the impact from operating and maintenance expense related to variable interest entities at Generation, EDF’s ownership of O&M expenses, and other items as set forth in the reconciliation in the Appendix • Total gross margin is defined as operating revenues less purchased power and fuel expense, excluding revenue related to decommissioning, gross receipts tax, JExel Nuclear JV, variable interest entities, and net of direct cost of sales for certain Constellation and Power businesses • Adjusted cash flow from operations primarily includes net cash flows from operating activities and net cash flows from investing activities excluding capital expenditures, net merger and acquisitions, and equity investments • Free cash flow primarily includes net cash flows from operating activities and net cash flows from investing activities excluding certain capital expenditures, net merger and acquisitions, and equity investments • Operating ROE is calculated using operating net income divided by average equity for the period. The operating income reflects all lines of business for the utility business (Electric Distribution, Gas Distribution, Transmission). • EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Includes nuclear fuel amortization expense. • Revenue net of purchased power and fuel expense is calculated as the GAAP measure of operating revenue less the GAAP measure of purchased power and fuel expense Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available, as management is unable to project all of these items for future periods 3 Q2 2020 Earnings Release Slides

Non-GAAP Financial Measures Continued This information is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Exelon’s baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies’ presentations. Exelon has provided these non-GAAP financial measures as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These non-GAAP measures should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures provided in the materials presented. Non-GAAP financial measures are identified by the phrase “non-GAAP” or an asterisk (*). Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided in the appendices and attachments to this presentation, except for the reconciliation for total gross margin, which appears on slide 39 of this presentation. 4 Q2 2020 Earnings Release Slides

Second Quarter Results Q2 2020 EPS Results(1) $0.55 • GAAP earnings were $0.53/share in $0.53 Q2 2020 vs. $0.50/share in Q2 2019 $0.26 • Adjusted operating earnings* were $0.55/share in Q2 2020 vs. ExGen $0.49 $0.60/share in Q2 2019, exceeding $0.04 our guidance range of $0.35- $0.05 $0.45/share $0.10 BGE $0.04 PECO $0.04 $0.15 PHI $0.10 ComEd ($0.06) ($0.05) HoldCo ($0.07) Q2 Adjusted Q2 GAAP Earnings Operating Earnings* (1) Amounts may not sum due to rounding 5 Q2 2020 Earnings Release Slides

Exelon’s Continued Response to COVID-19 Safety and Well Being of Our Employees • New pandemic-related policies and practices incorporated into Management Model (e.g., pandemic personal protective equipment (PPE), Fit for Work, and contact tracing) • Piloting of temperature sensing, employee contact tracing, and hands-free door operational technology • Developed Responsible Re-entry plan for phased re-entry into the workplace Operational Excellence • Created contingency plans to monitor system configuration, mitigate exposure to significant service interruptions and allow for rapid emergency response • Despite the impacts of COVID-19 on operating protocols and storm exposure, all the operating companies achieved first quartile performance in both outage duration and frequency • Best second quarter nuclear capacity factor in more than ten years Our Customers and Communities • Extended suspension of disconnects beyond June 1st • Special/deferred payment arrangements will be offered to residential and low-income customers with down payments ranging from 0-25% and payment duration lasting from 12- 24 months post moratoriums 6 Q2 2020 Earnings Release Slides

# Operating Highlights

## Exelon Utilities Operational Metrics

| Operations | Metric | YTD 2020 | | | |
|---|---|---|---|---|---|
| | | BGE | ComEd | PECO | PHI |
| Electric Operations | OSHA Recordable Rate | | | | |
| | 2.5 Beta SAIFI (Outage Frequency)[1] | | | | |
| | 2.5 Beta CAIDI (Outage Duration) | | | | |
| Customer Operations | Customer Satisfaction | | | | |
| | Abandon Rate | | | | |
| Gas Operations | Gas Odor Response | | No Gas Operations | | |

- Despite record-setting storms that interrupted service in our jurisdictions, reliability performance was strong across the utilities:
  - ComEd and PECO delivered top decile CAIDI performance, while ComEd scored in the top decile in SAIFI
- Each utility continued to deliver on key customer operations metrics:
  - BGE, ComEd and PECO recorded top decile performance in Customer Satisfaction
  - ComEd and PHI achieved top decile performance in Abandon Rate
- BGE and PECO performed in top decile in Gas Odor Response
- BGE, Delmarva Power and Pepco named as a 2020 Most Trusted Utility Brand in Escalent's Utility Trusted Brand & Customer Engagement™ Residential study

**Quartile**

| | |
|---|---|
| Q1 | Q2 |
| Q3 | Q4 |

## Exelon Generation Operational Performance

### Exelon Nuclear Fleet[2]

- Best in class performance across our Nuclear fleet:
  - Q2 2020 Nuclear Capacity Factor: 95.4%
  - Owned and operated Q2 2020 production of 37.3 TWh



44
42
40
38
36
34
32
30
TWhrs
100%
98%
96%
94%
92%
90%
88%
86%
84%
82%
80%
Capacity Factor
Q2 18
Q3 18
Q4 18
Q1 19
Q2 19
Q3 19
Q4 19
Q1 20
Q2 20
TWhrs
Capacity Factor

### Fossil and Renewable Fleet

- Q2 2020 Power Dispatch Match: 97.4%
- Q2 2020 Renewables Energy Capture: 92.7%

(1) 2.5 Beta SAIFI is YE projection
(2) Excludes Salem and EDF's equity ownership share of the CENG Joint Venture

7 Q2 2020 Earnings Release Slides

Exelon.

Exelon Generation: Leader in Zero-Carbon Electricity Program Exelon produces 12% or 1 out of every 9 MWhs of Clean Electricity in the United States Largest U.S. generator of zero-carbon electricity Lowest carbon intensity among major (almost 2 times more than next largest producer) investor-owned generators Top 20 Largest Producers of Zero-Carbon Generation(1) (1,2) CO2 Emission Rates of the Top 20 Investor-Owner Power Producers million MWh lb/MWh Exelon 169.4 Exelon (4) 96 NextEra Energy 94.9 NextEra Energy (3) 453 Duke 84.9 Dominion (11) 583 US Corps of Engineers 78.2 PSEG (15) 600 Tennessee Valley Authority 77.3 Entergy (7) 619 Entergy 62.5 Energy Capital Partners (9) 757 Dominion 47.8 Duke (1) 937 US Bureau of Reclamation 40.7 Riverstone (17) 997 Southern 40.3 LS Power (21) 1,064 Berkshire Hathaway Energy 34.9 Southern (5) 1,065 FirstEnergy 33.0 FirstEnergy (14) 1,143 PSEG 31.7 Berkshire Hathaway Energy (8) 1,231 PG&E 26.4 Xcel (13) 1,324 EDF 26.3 Vistra Energy (2) 1,331 New York Power Authority 24.6 NRG (16) 1,507 Vistra Energy 20.9 AEP (10) 1,574 AEP 19.9 Evergy (22) 1,594 Xcel 18.9 DTE Energy (19) 1,620 Riverstone 18.4 Ameren (20) 1,639 Avangrid 17.2 PPL (23) 1,967 0 50 100 150 200 0 500 1,000 1,500 2,000 (1) Reflects 2018 regulated and non-regulated generation. Source: Benchmarking Air Emissions, July 2020; https://www.mjbradley.com/sites/default/files/Presentation_of_Results_2020.pdf (2) Number in parentheses is the company generation ranking in 2018, i.e. Exelon was the fourth largest generator in 2018 8 Q2 2020 Earnings Release Slides

Second Quarter Adjusted Operating Earnings* Drivers Q2 2020 Adjusted Operating EPS* Results Q2 2020 vs. Guidance of $0.35 - $0.45 $0.55 • Adjusted (non-GAAP) operating earnings drivers versus guidance: ExGen $0.26 Exelon Utilities – ComEd formula rate timing BGE $0.04 – Timing of O&M PECO $0.05 – Storm costs PHI $0.10 Exelon Generation $0.29 – Timing of O&M ComEd $0.15 HoldCo ($0.05) Q2 2020 Expect Q3 2020 Adjusted Operating Earnings* of $0.80 - $0.90 per share Note: Amounts may not sum due to rounding (1) Gains related to unregulated sites 9 Q2 2020 Earnings Release Slides

Q2 2020 QTD Adjusted Operating Earnings* Waterfall ($0.04) Storm Costs(1) ($0.01) Credit Loss Expense(2) $0.01 Favorable Weather ($0.02) Other $0.60 $0.01 Other ($0.04) ($0.01) Credit Loss Expense(2) $0.55 ($0.06) $0.01 $0.05 ($0.01) ($0.01) ($0.02) Distribution Formula Rate Timing ($0.02) Other $0.09 Lower Operating and Maintenance (3) ($0.01) Other Expense $0.02 Income Taxes ($0.01) Credit Loss Expense(2) ($0.04) Market and Portfolio Conditions(4) ($0.06) Capacity Revenues $0.05 Other(5) 2019 ComEd PECO BGE PHI ExGen(6) Corp 2020 Note: Amounts may not sum due to rounding (1) Primarily reflects increased costs attributable to the June 2020 storms (2) Includes the impacts of COVID-19 (3) Primarily reflects lower contracting costs (4) Primarily reflects reduction in load due to COVID-19, partially offset by higher portfolio optimization (5) Primarily reflects the elimination of activity attributable to noncontrolling interest, primarily for CENG (6) Drivers reflect CENG ownership at 100% 10 Q2 2020 Earnings Release Slides

Exelon Utilities Trailing Twelve Month Earned ROEs* Exelon Utilities’ Consolidated Trailing Twelve Month Earned ROEs* 10.2% 10.2% 10.1% 10.0% 9.6% 9.6% 9.7% 9.4% 9.3% 9.4% 9.1% Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Exelon Utilities’ Consolidated TTM Earned ROE* has continued to deliver within our 9-10% target range despite pressures from declining interest rates Note: Represents the twelve-month periods ending June 30, 2018-2020, March 31, 2018-2020, December 31, 2017-2019 and September 30, 2018-2019. Earned ROEs* represent weighted average across all lines of business (Electric Distribution, Gas Distribution, and Electric Transmission). Q3 2019, Q2 2019, Q1 2019, Q4 2018, Q3 2018, Q2 2018, Q1 2018 and Q4 2017 TTM ROEs* for Consolidated EU were changed from 10.1%, 10.2%, 10.2%, 9.7%, 9.6%, 9.4%, 9.4% and 9.5%, respectively, to 10.1%, 10.2%, 10.2%, 9.6%, 9.6%, 9.4%, 9.3% and 9.4%, respectively, to reflect the correction of an error at PHI 11 Q2 2020 Earnings Release Slides

# Exelon Utilities' Distribution Rate Case Updates

## Rate Case Schedule and Key Terms

| | Apr | May | Jun | Jul | Aug | Sep | Oct | Nov | Dec | Jan | Feb | Mar | Revenue Requirement | Requested ROE / Equity Ratio | Expected Order |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **DPL MD** Electric | | EH IB | | FO | | | | | | | | | \$11.7M[1] | 9.60% / 50.53% | Jul 14, 2020 |
| **Pepco DC** Electric | RT | | | | | EH | IB | RB | FO | | | | \$135.9M[1,2] 3-Year MYP | 9.70% / 50.68% | Q4 2020 |
| **DPL DE** Gas | | | | | | IT | RT | | EH | IB RB | FO | FO | \$9.1M[1,3] | 10.30% / 50.37% | Q1 2021 |
| **DPL DE** Electric | | | | | IT | RT | | | | EH | | | \$23.7M[1,4] | 10.30% / 50.37% | Q2 2021 |
| **ComEd** | CF | | IT | RT | | EH IB | RB | | FO | | | | (\$11.5M)[1] | 8.38% / 48.61% | Dec 2020 |
| **BGE** | | CF | | | IT | RT | EH | IB RB | FO | | | | \$235.3M[1,5] 3-Year MYP | 10.10% / 52.00% | Dec 16, 2020 |

- CF Rate case filed
- IT Intervenor direct testimony
- RT Rebuttal testimony
- EH Evidentiary hearings
- IB Initial briefs
- RB Reply briefs
- FO Final commission order
- SA Settlement agreement

Note: Unless otherwise noted, based on schedules of Illinois Commerce Commission, Maryland Public Service Commission, Pennsylvania Public Utility Commission, Delaware Public Service Commission, Public Service Commission of the District of Columbia, and New Jersey Board of Public Utilities that are subject to change

(1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings

(2) Pepco filed the multi-year plan enhanced proposal as an alternative to address the impacts of COVID-19. Reflects 3-year cumulative multi-year plan. Company proposed incremental revenue requirement increases of \$72.6M and \$63.3M with rates effective January 1, 2022 and January 1, 2023, respectively.

(3) Requested revenue requirement excludes the transfer of \$4.2M of revenues from the Distribution System Improvement Charge (DSIC) capital tracker into base distribution rates. As permitted by Delaware law, Delmarva Power will implement full allowable rates on September 21, 2020, subject to refund.

(4) Requested revenue requirement excludes the transfer of \$3.2M of revenues from the Distribution System Improvement Charge (DSIC) capital tracker into base distribution rates. As permitted by Delaware law, Delmarva Power will implement full allowable rates on October 6, 2020, subject to refund.

(5) Reflects 3-year cumulative multi-year plan. Company proposed incremental revenue requirement increases of \$0.0M, \$0.0M and \$235.3M with rates effective January 1, 2021, January 1, 2022 and January 1, 2023, respectively. The proposed revenue requirement in 2023 reflects \$140.4M increase for electric and \$94.9M increase for gas. BGE's proposal is accomplished through a series of proforma revenue requirement adjustments to accelerate certain tax benefits, among other things.

12 Q2 2020 Earnings Release Slides

Exelon.

Featured Utility Capital Investments ACE’s Moss Mills – Moss Farm Transmission Line Rebuild • Forecasted project cost: − $69 million • In service date: − Rebuild to be completed in September 2021; Chestnut Neck substation to be retired and made Mobile-Ready in May 2022 • Project scope: − Rebuild ~15 miles of 69kV transmission line and poles and upgrade of associated distribution system − Upgrades existing Moss Mills-Moss Farm transmission system, which serves as a major vein of transmission to the entire northeastern portion of the ACE Territory − Improves transmission resiliency and reliability by replacing aging equipment that is nearing the end of its useful service life and is prone to damage from extreme coastal winds PECO’s New Upland Substation Project • Forecasted project cost: − $68 million • In service date: − Improvements to be completed by Q2 2022; Overbrook substation to be retired by Q3 2022 • Project scope: − Replacement of existing 34-13-4kV substation with a new 230-13kV substation and extension of 230kV transmission lines and 13kV distribution feeders into West Philadelphia − Project addresses obsolete infrastructure that services ~10,000 customers in the Overbrook/Bala areas, including hospitals and universities − New substation will double the region’s electric capacity, improving reliability and allowing for future load growth; modernization of distribution system will allow customers to implement solar energy solutions 13 Q2 2020 Earnings Release Slides

# Exelon Generation: Gross Margin* Update

| Gross Margin Category ($M)[1] | June 30, 2020 2020 | June 30, 2020 2021 | Change from March 31, 2020 2020 | Change from March 31, 2020 2021 |
|---|---|---|---|---|
| Open Gross Margin*[2] (including South, West, New England, Canada hedged gross margin) | $2,850 | $3,550 | - | $200 |
| Capacity and ZEC Revenues[2] | $1,900 | $1,800 | - | $(50) |
| Mark-to-Market of Hedges[2,3] | $1,600 | $350 | $100 | $(100) |
| Power New Business / To Go | $200 | $600 | $(100) | $(50) |
| Non-Power Margins Executed | $350 | $250 | $50 | $50 |
| Non-Power New Business / To Go | $100 | $250 | $(50) | $(50) |
| **Total Gross Margin*[4]** | **$7,000** | **$6,800** | - | - |

## Recent Developments

- 2020 Total Gross Margin* is projected to be flat; executed a combined $150M of power and non-power new business
- 2021 Total Gross Margin* is projected to be flat primarily due to increased power prices, offset by our hedges; executed a combined $100M of power and non-power new business
- Behind ratable hedging position:
  - ~4-7% behind ratable in 2021 when considering cross commodity hedges

(1) Gross margin* categories rounded to nearest $50M
(2) Excludes EDF's equity ownership share of the CENG Joint Venture
(3) Mark-to-Market of Hedges assumes mid-point of hedge percentages
(4) Based on June 30, 2020 market conditions

14 Q2 2020 Earnings Release Slides
Exelon.

Constellation Business UpdateBusiness Constellation (2) (1) COVID Load Impact(1) • • • - - - - • 15 40% 30% 20% 10% 0% shown areshown subject to change. Represents loadweekly trends throughthe end of meter June. intervalFinaldata is provided at lag, a and not availablefor potentiallyreflect customer/data specificcouldnuances that impactresults shown. provided ata lag and yet available not of for 100% customers; therefore areshown resultssubject to change. Assumptions w COVID related load impacts areshown for Constellation C&I customers for the week of 25 May Customer usage pattern alignswith our diversified generation portfolio from a hedging perspective counterparties multiplein locations We serve suitea full of innovative products, commodities, and clean energy solutions to highly rated Our customer it becomes available, addition in toISO settlement preliminary data. COVID related load impacts Developed tools to monitor how specific zones, customers, and industries are trending with respect to Q2 2020 EarningsSlides Release 2020 Q2 Automotive Repair, Services Banks level industry Examining Business Services Casinos, Sporting Arenas, etc Colleges and Universities Commercial Offices Communications - facing businessesof Constellation’s are a significant portion gross margin Construction Data Centers Durable Goods Educational Services Electric, Gas & Sanitary Svc Finance Food, Groceries Healthcare Continued Focus on Serving C&I Customers C&I Serving FocusContinuedon Healthcare - Nursing Homes Healthcare - Social Services – trends help help trends Healthcare - Hospitals all of which inform our assumptions. Finalinterval meter data is leveraged as Healthcare - Laboratories Healthcare - Offices Healthclubs & Gyms Hotel and Travel Industry Insurance K-12 Schools Legal Offices impacts load of andduration magnitude the understand us Local and Suburban Transit Manufacturing Membership Organizations Mining Miscellaneous Repair Services Motor Freight Transportation Non-Durable Goods th Personal Services and based COVIDon analysis.internalimpacts leverage available intervalmeter data, is which Pipelines, Except Natural Gas Public Admin - Essential Public Admin - Non-Essential Railroad Transportation Real Estate Religious Organizations Restaurants Retail - Essential Retail - Non-Essential Transportation by Air 100 Transportation Services ere % of C&I customers % throughthe entirety of Q2; therefore results United States Postal Service made to map customers Results classifications.to industry Water Transportation COVID Load Impact(2) -30% -25% -20% -15% -10% -5% 0% April June Q2 Q2 Weekly Load Trends Restaurants:

# Maintaining Strong Investment Grade Credit Ratings is a Top Financial Priority

## Exelon S&P FFO/Debt %*(1)


25%
20%
15%
10%
5%
0%
18%
19%-21%
S&P Threshold
2020
Target

## ExGen Debt/EBITDA Ratio*(2)


4.0
3.0
2.0
1.0
0.0
2.5x
2.0x
3.0x
Book
Excluding Non-Recourse
2020
Target

## 2020 Long-Term Financing Schedule ($B)

| OpCo | Issuance | Retirements | Status |
|---|---|---|---|
| Corporate | 2.0 | (0.9) | Complete |
| ExGen | 0.9[3] | (2.5)[4] | Complete |
| PHI | 0.5[5] | - | In Progress[5] |
| ComEd | 1.0 | (0.5) | Complete |
| PECO | 0.4 | - | Complete |
| BGE | 0.4 | - | Complete |

Note: may not sum due to rounding
(1) Exelon Corp downgrade threshold (orange dotted line) is based on the S&P Exelon Corp Summary Report; represents minimum level to maintain current Issuer Credit Rating at Exelon Corp
(2) Reflects net book debt (YE debt less cash on hand) / adjusted operating EBITDA*
(3) ExGen issuance excludes ~$500M of capital raised under the AR securitization facility. The facility has a maximum borrowing of $750M.
(4) ExGen has a $550M maturity due December 2020
(5) In February 2020, PHI successfully priced a $500M private placement issuance that includes a delayed draw feature. To date, $350M has been drawn from investors and the balance will be drawn Q3 of 2020. Includes funding amounts of $300M, $100M, and $100M for Pepco, ACE, and DPL, respectively.

16 Q2 2020 Earnings Release Slides
Exelon.

The Exelon Value Proposition ▪ Regulated Utility Growth targeting utility EPS rising 6-8% annually from 2019- 2023 and rate base growth of 7.3%, representing an expanding majority of earnings ▪ ExGen’s free cash generation will support utility growth, ExGen debt reduction, and the external dividend ▪ Optimizing ExGen value by: • Seeking fair compensation for the zero-carbon attributes of our fleet; • Closing uneconomic plants; • Monetizing assets; and, • Maximizing the value of the fleet through our generation to load matching strategy ▪ Strong balance sheet is a priority with all businesses comfortably meeting investment grade credit metrics through the 2023 planning horizon ▪ Capital allocation priorities targeting: • Organic utility growth; • Return of capital to shareholders with 5% annual dividend growth through 2020(1); and, • Debt reduction (1) Quarterly dividends are subject to declaration by the board of directors 17 Q2 2020 Earnings Release Slides

Additional Disclosures 18 Q2 2020 Earnings Release Slides

2020 Adjusted Operating Earnings* Guidance $3.00 - $3.30(1) $2.80 - $3.10(2) ExGen $1.20 - $1.30 $1.10 - $1.20 BGE $0.30 - $0.40 $0.30 - $0.40 PECO $0.45 - $0.55 $0.40 - $0.50 PHI $0.50 - $0.60 $0.50 - $0.60 ComEd $0.65 - $0.75 $0.60 - $0.70 HoldCo ($0.20) ($0.20) 2020 Original Guidance 2020 Revised Guidance Note: Amounts may not sum due to rounding (1) 2020E original earnings guidance based on expected average outstanding shares of 978M (2) 2020E revised earnings guidance based on expected average outstanding shares of 976M 19 Q2 2020 Earnings Release Slides

# Q2 2020 YTD Adjusted Operating Earnings* Waterfall



$1.47
($0.02)
($0.09)
$0.02
($0.02)
$0.07
$0.00
$1.42
($0.04) Storm Costs(2)
($0.03) Unfavorable Weather
($0.01) Credit Loss Expense(3)
($0.01) Other
($0.01) Distribution Investment(1)
($0.01) Other
$0.03 Distribution Rate Increase
($0.01) Other
($0.01) Unfavorable Weather
($0.01) Credit Loss Expense(3)
$0.02 Distribution and Transmission Rate Increases
($0.02) Other
$0.12 Lower Operating and Maintenance Expense(4)
$0.09 Income Taxes
$0.02 Zero Emission Credit Revenue (5)
$0.02 Higher Realized NDT Fund Gains
($0.01) Credit Loss Expense(3)
($0.06) Market and Portfolio Conditions(6)
($0.06) Nuclear Outages(7)
($0.17) Capacity Revenues
$0.12 Other(8)
2019
ComEd
PECO
BGE
PHI
ExGen(9)
Corp
2020

Note: Amounts may not sum due to rounding

(1) Reflects lower allowed electric distribution ROE due to a decrease in treasury rates, partially offset by higher rate base
(2) Primarily reflects increased costs attributable to the June 2020 storms
(3) Includes the impacts of COVID-19
(4) Includes the impacts of previous cost management programs and lower contracting costs
(5) Primarily reflects the approval of the New Jersey ZEC Program in the second quarter of 2019
(6) Primarily reflects reduction in load due to mild weather in the first quarter of 2020 and COVID-19, partially offset by higher portfolio optimization
(7) Reflects the revenue and operating and maintenance expense impacts of higher nuclear outage days in 2020, excluding Salem, partially offset by the impacts of lower nuclear outage days at Salem in 2020
(8) Primarily reflects the elimination of activity attributable to noncontrolling interest, primarily for CENG
(9) Drivers reflect CENG ownership at 100%

20 Q2 2020 Earnings Release Slides

Exelon.

Sensitivities Utility Sensitivities Constellation Sensitivities Operating Net Operating Net (2) Balance of Year Sensitivities Income* ($M) Balance of Year Sensitivities Income* ($M) C&I Load Volumes (+/- 1%) +/- $4M C&I Load Volumes (+/- 1%) +/- $8M Residential Load Volumes (+/- 1%) +/- $4M Residential Load Volumes (+/- 1%) +/- $4M ComEd Distribution ROE (+/-50 bps)(1) +/- $15M (1) ComEd distribution ROE reflects sensitivity to 50 basis point move based on 6/30/2020 30-year Treasury rates (2) Load volumes sensitivities reflect C&I and residential fixed price only 21 Q2 2020 Earnings Release Slides

# 2020 Projected Sources and Uses of Cash

| ($M)[1] | BGE | ComEd | PECO | PHI | Total Utilities | ExGen | Corp[9] | Exelon | Cash Balance |
|---|---|---|---|---|---|---|---|---|---|
| **Beginning Cash Balance*[2]** | | | | | | | | | **1,500** |
| Adjusted Cash Flow from Operations[2] | 625 | 1,175 | 650 | 900 | 3,350 | 3,600 | (375) | 6,575 | |
| Base CapEx and Nuclear Fuel[3] | - | - | - | - | - | (1,500) | (100) | (1,600) | |
| **Free Cash Flow*** | **625** | **1,175** | **650** | **900** | **3,350** | **2,100** | **(500)** | **4,975** | |
| Debt Issuances | 400 | 1,000 | 350 | 500 | 2,250 | 900 | 2,000 | 5,150 | |
| Debt Retirements | - | (500) | - | - | (500) | (2,500) | (900) | (3,900) | |
| Project Financing | - | - | - | - | - | (150) | - | (150) | |
| Equity Issuance/Share Buyback | - | - | - | - | - | - | - | - | |
| AR Securitization[4] | - | - | - | - | - | 500 | - | 500 | |
| Contribution from Parent | 425 | 700 | 225 | 275 | 1,650 | - | (1,650) | - | |
| Other[5] | 100 | 400 | 250 | 225 | 975 | 500 | (225) | 1,225 | |
| **Financing*[6]** | **925** | **1,600** | **850** | **1,000** | **4,350** | **(775)** | **(775)** | **2,825** | |
| **Total Free Cash Flow and Financing** | **1,550** | **2,775** | **1,500** | **1,900** | **7,725** | **1,325** | **(1,275)** | **7,775** | |
| Utility Investment | (1,300) | (2,350) | (1,150) | (1,675) | (6,450) | - | - | (6,450) | |
| ExGen Growth[3,7] | - | - | - | - | - | (100) | - | (100) | |
| Acquisitions and Divestitures | - | - | - | - | - | - | - | - | |
| Equity Investments | - | - | - | - | - | 50 | - | 50 | |
| Dividend[8] | - | - | - | - | - | - | - | (1,500) | |
| **Other CapEx and Dividend** | **(1,300)** | **(2,350)** | **(1,150)** | **(1,675)** | **(6,450)** | **(75)** | **-** | **(8,000)** | |
| **Total Cash Flow** | **250** | **425** | **350** | **225** | **1,275** | **1,250** | **(1,275)** | **(225)** | |
| **Ending Cash Balance*[2]** | | | | | | | | | **1,275** |

(1) All amounts rounded to the nearest $25M. Figures may not add due to rounding.
(2) Gross of posted counterparty collateral
(3) Figures reflect cash CapEx and CENG fleet at 100%
(4) Proceeds from securitization of Constellation Accounts Receivable Portfolio
(5) Other primarily includes expected changes in commercial paper, tax sharing from the parent, renewable JV distributions, tax equity cash flows, debt issuance costs and other financing activities
(6) Financing cash flow excludes intercompany dividends
(7) ExGen Growth CapEx primarily includes Retail Solar and W. Medway
(8) Dividends are subject to declaration by the Board of Directors
(9) Includes cash flow activity from Holding Company, eliminations and other corporate entities

## Consistent and reliable free cash flows

*Operational excellence and financial discipline drives free cash flow* reliability*

- ✓ Generating $4,975M of free cash flow*, including $2,100M at ExGen and $3,350M at the Utilities

## Supported by a strong balance sheet

*Strong balance sheet enables flexibility to raise and deploy capital for growth*

- ✓ $1,750M of long-term debt at the utilities, net of refinancing, to support continued growth
- ✓ Retirement of $1,600M long-term debt at ExGen, net of refinancing and excluding A/R Securitization and Project Financing

## Enable growth & value creation

*Creating value for customers, communities and shareholders*

- ✓ Investing $6,550M of growth CapEx, with $6,450M at the Utilities and $100M at ExGen

22 Q2 2020 Earnings Release Slides

Exelon.

Exelon Debt Maturity Profile(1,2) As of 6/30/2020 LT Debt Balances (as of 6/30/20)(2) ($M) BGE 3.7B ComEd 9.7B PECO 3.9B PHI 6.9B ExGen recourse(3) 5.5B 910 ExGen non-recourse 1.9B HoldCo 7.4B Consolidated 39.0B 500 1,023 600 1,500 500 1,2251,200 900 850 600 2,150 1,190 175 1,550 1,430 1,400 1,250 1,275 1,134 1,150 997 850 833 833 900 807 750 763 788 741 750 750 185 675 700 650 360 350 300 303 258 295 78 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 PHI Holdco EXC Regulated ExGen(3) ExCorp Exelon’s weighted average LTD maturity is approximately 15 years (1) Maturity profile is based on long-term debt outstanding as of 6/30/20 and excludes non-recourse debt, securitized debt, capital leases, fair value adjustments, unamortized debt issuance costs and unamortized discount/premium (2) Long-term debt balances reflect Q2 2020 10Q GAAP financials, which include items listed in footnote 1. Long-term debt balances do not reflect ExGen and ComEd maturities of $550M and $500M due 7/1/20 and 8/1/20, respectively. (3) Includes legacy CEG debt of $550M and $258M in 2020 and 2032; and tax-exempt bonds of $34M in 2020 23 Q2 2020 Earnings Release Slides

Exelon Utilities 24 Q2 2020 Earnings Release Slides

Delmarva MD (Electric) Distribution Rate Case Filing Rate Case Filing Details Notes Case No. 9630 • December 5, 2019, Delmarva Power filed an application with the Maryland Public Service Test Year September 1, 2018 – August 31, 2019 Commission (MDPSC) seeking an increase in Test Period 12 months actual electric distribution base rates • Size of ask is driven by continued investments Common Equity Ratio 50.53% in electric distribution system to maintain and Rate of Return ROE: 9.60%; ROR: 6.84% increase reliability and customer service • June 9, Public Utility Law Judge (PULJ) issued Rate Base (Adjusted) $844.6M proposed order of $11.7M electric base revenue increase with a 9.60% ROE Revenue Requirement Increase $11.7M(1) • July 14, the MDPSC approved the PULJ order Residential Total Bill % Increase 2.1% with rates effective July 16, 2020 Detailed Rate Case Schedule Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Filed rate case 12/5/2019 Intervenor testimony 2/21/2020 Rebuttal testimony 3/20/2020 Evidentiary hearings 4/27/2020 - 4/28/2020 Initial briefs 5/22/2020 Commission order 7/14/2020 (1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings 25 Q2 2020 Earnings Release Slides

Pepco DC (Electric) Distribution Rate Case Filing Multi-Year Plan Case Filing Details Notes Formal Case No. 1156 • May 30, 2019, Pepco DC filed a three year multi-year plan (MYP) request with the Public Test Year January 1 – December 31 Service Commission of the District of Columbia Test Period 2020, 2021, 2022 (DCPSC) seeking an increase in electric distribution base rates Proposed Common Equity Ratio 50.68% • MYP proposes five tracking Performance Incentive Mechanisms (PIMs) focused on Proposed Rate of Return ROE: 9.70%; ROR: 7.39% system reliability, customer service and 2020-2022 Proposed Rate Base (Adjusted) $2.2B, $2.4B, $2.6B interconnection Distributed Energy Resources (1,2) (DER) 2020-2022 Requested Revenue Requirement Increase $0.0M, $0.0M, $72.6M, $63.3M • June 1, 2020, Pepco DC filed MYP Enhanced (2) 2020-2022 Residential Total Bill % Increase 0.0%, 0.0%, 4.6%, 6.6% Proposal to address impact of COVID-19. The proposal includes an offset to distribution rates allowing for no increase until January 2022 and several customer assistance programs. Detailed Rate Case Schedule May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Filed rate case 5/30/2019 Intervenor testimony 3/6/2020 Rebuttal testimony 4/8/2020 Evidentiary hearings 9/10/2020 - 9/16/2020 Initial briefs 10/16/2020 Reply briefs 11/2/2020 Commission order expected Q4 2020 (1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings (2) Pepco filed the multi-year plan enhanced proposal as an alternative to address the impacts of COVID-19. Reflects 3-year cumulative multi-year plan. Company proposed incremental revenue requirement increases of $72.6M and $63.3M with rates effective January 1, 2022 and January 1, 2023, respectively. 26 Q2 2020 Earnings Release Slides

Delmarva DE (Gas) Distribution Rate Case Filing Rate Case Filing Details Notes Docket No. 20-0150 • February 21, 2020, Delmarva Power filed an application with the Delaware Public Service Test Year April 1, 2019 – March 31, 2020 Commission (DPSC) seeking an increase in gas Test Period 9 months actual + 3 months estimated distribution base rates • Size of ask is driven by continued investments Proposed Common Equity Ratio 50.37% in gas distribution system to maintain and Proposed Rate of Return ROE: 10.30%; ROR: 7.15% increase reliability and customer service Proposed Rate Base (Adjusted) $415.5M Requested Revenue Requirement Increase $9.1M(1,2) Residential Total Bill % Increase 5.7% Detailed Rate Case Schedule Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr Filed rate case 2/21/2020 Intervenor testimony 9/1/2020 Rebuttal testimony 10/9/2020 Evidentiary hearings 12/3/2020 - 12/4/2020 Initial briefs 1/11/2021 Reply briefs 1/29/2021 Commission order expected Q1 2021 (1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings (2) Requested revenue requirement excludes the transfer of $4.2M of revenues from the Distribution System Improvement Charge (DSIC) capital tracker into base distribution rates. As permitted by Delaware law, Delmarva Power will implement full allowable rates on September 21, 2020, subject to refund. 27 Q2 2020 Earnings Release Slides

Delmarva DE (Electric) Distribution Rate Case Filing Rate Case Filing Details Notes Docket No. 20-0149 • March 6, 2020, Delmarva Power filed an application with the Delaware Public Service Test Year April 1, 2019 – March 31, 2020 Commission (DPSC) seeking an increase in Test Period 9 months actual + 3 months estimated electric distribution base rates • Size of ask is driven by continued investments Proposed Common Equity Ratio 50.37% in electric distribution system to maintain and Proposed Rate of Return ROE: 10.30%; ROR: 7.15% increase reliability and customer service Proposed Rate Base (Adjusted) $901.3M Requested Revenue Requirement Increase $23.7M(1,2) Residential Total Bill % Increase 3.4% Detailed Rate Case Schedule Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Filed rate case 3/6/2020 Intervenor testimony 8/10/2020 Rebuttal testimony 9/28/2020 Evidentiary hearings 1/14/2021 - 1/15/2021 Initial briefs Reply briefs Commission order expected Q2 2021 (1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings (2) Requested revenue requirement excludes the transfer of $3.2M of revenues from the Distribution System Improvement Charge (DSIC) capital tracker into base distribution rates. As permitted by Delaware law, Delmarva Power will implement full allowable rates on October 6, 2020, subject to refund. 28 Q2 2020 Earnings Release Slides

ComEd Distribution Rate Case Filing Rate Case Filing Details Notes Docket No. 20-0393 • April 16. 2020, ComEd filed its annual distribution formula rate update with the Illinois Test Year January 1, 2019 – December 31, 2019 Commerce Commission seeking a decrease to Test Period 2019 Actual Costs + 2020 Projected Plant distribution base rates. A Final Order is Additions expected in early December. Proposed Common Equity Ratio 48.61% Proposed Rate of Return ROE: 8.38%; ROR: 6.28% Proposed Rate Base (Adjusted) $12,051M Requested Revenue Requirement Decrease ($11.5M)(1) Residential Total Bill % Decrease (1.3%) Detailed Rate Case Schedule Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Filed rate case 4/16/2020 Intervenor testimony 6/30/2020 Rebuttal testimony 7/28/2020 Evidentiary hearings 9/10/2020 Initial briefs 9/28/2020 Reply briefs 10/13/2020 Commission order expected 12/2020 (1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings 29 Q2 2020 Earnings Release Slides

# BGE Distribution Rate Case Filing

## Multi-Year Plan Case Filing Details

| | |
|---|---|
| **Formal Case No.** | 9645 |
| **Test Year** | January 1 – December 31 |
| **Test Period** | 2021, 2022, 2023 |
| **Proposed Common Equity Ratio** | 52.00% |
| **Proposed Rate of Return** | ROE: 10.10%; ROR: 7.12% |
| **2021-2023 Proposed Rate Base (Adjusted)** | $6.5B, $7.1B, $7.6B |
| **2021-2023 Requested Revenue Requirement Increase[1,2]** | $0.0M, $0.0M, $235.3M |
| **2021-2023 Residential Total Bill % Increase[2]** | 0.0%, 0.0%, 8.3% |

## Notes

- May 15, 2020, BGE filed a three year multi-year plan (MYP) request with the Maryland Public Service Commission (MDPSC) seeking an increase in electric and gas distribution base rates
- Size of ask is driven by continued investments in electric and gas distribution system to maintain and increase reliability and customer service
- In light of COVID-19 pandemic, MYP includes measures to mitigate revenue requirement needs while preserving BGE's ability to execute its capital and O&M plans and earn the authorized return[3]

## Detailed Rate Case Schedule

| | May | Jun | Jul | Aug | Sep | Oct | Nov | Dec | Jan |
|---|---|---|---|---|---|---|---|---|---|
| Filed rate case | ▲ 5/15/2020 | | | | | | | | |
| Intervenor testimony | | | | ▲ 8/14/2020 | | | | | |
| Rebuttal testimony | | | | | ▲ 9/11/2020 | | | | |
| Evidentiary hearings | | | | | | 10/13/2020 - 10/21/2020 | | | |
| Initial briefs | | | | | | | ▲ 11/4/2020 | | |
| Reply briefs | | | | | | | ▲ 11/12/2020 | | |
| Commission order expected | | | | | | | | ▲ 12/16/2020 | |

(1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings
(2) Company proposed incremental revenue requirement increases with rates effective January 1, 2021, January 1, 2022 and January 1, 2023, respectively. The proposed revenue requirement in 2023 reflects $140.4M increase for electric and $94.9M increase for gas.
(3) Measures include decreasing a performance adder included in its recommended return on equity and proposing a series of proforma adjustments to change the method for recovery major storm costs, accelerate certain tax benefits, suspend regulatory asset amortization in 2021, and extend the amortization periods of certain existing regulatory assets

30 Q2 2020 Earnings Release Slides

Exelon.

Exelon Generation Disclosures June 30, 2020 31 Q2 2020 Earnings Release Slides

Portfolio Management Strategy Align Hedging & Financials Portfolio Management Over Time Exercising Market Views Establishing Minimum Hedge Targets % Hedged High End of Profit Low End of Profit Purely ratable Capital Credit Rating Structure Actual hedge % % Hedged % Capital & Market views on timing, product Operating Dividend allocation and regional spreads Expenditure Open Generation Portfolio Management & reflected in actual hedge % with LT Contracts Optimization Protect Balance Sheet Ensure Earnings Stability Create Value 32 Q2 2020 Earnings Release Slides

# Components of Gross Margin* Categories

| Gross margin* linked to power production and sales | | | | Gross margin* from other business activities | |
|---|---|---|---|---|---|
| **Open Gross Margin*** | **Capacity and ZEC Revenues** | **MtM of Hedges[2]** | **"Power" New Business** | **"Non Power" Executed** | **"Non Power" New Business** |
| • Generation Gross Margin* at current market prices, including ancillary revenues, nuclear fuel amortization and fuels expense<br>• Power Purchase Agreement (PPA) Costs and Revenues<br>• Provided at a consolidated level for all regions (includes hedged gross margin* for South, West, New England and Canada[1]) | • Expected capacity revenues for generation of electricity<br>• Expected revenues from Zero Emissions Credits (ZEC) | • Mark-to-Market (MtM) of power, capacity and ancillary hedges, including cross commodity, retail and wholesale load transactions<br>• Provided directly at a consolidated level for four major regions. Provided indirectly for each of the four major regions via Effective Realized Energy Price (EREP), reference price, hedge %, expected generation. | • Retail, Wholesale planned electric sales<br>• Portfolio Management new business<br>• Mid marketing new business | • Retail, Wholesale executed gas sales<br>• Energy Efficiency[4]<br>• BGE Home[4]<br>• Distributed Solar | • Retail, Wholesale planned gas sales<br>• Energy Efficiency[4]<br>• BGE Home[4]<br>• Distributed Solar<br>• Portfolio Management / origination fuels new business<br>• Proprietary trading[3] |

Margins move from new business to MtM of hedges over the course of the year as sales are executed[5]

Margins move from "Non power new business" to "Non power executed" over the course of the year

(1) Hedged gross margins* for South, West, New England & Canada region will be included with Open Gross Margin; no expected generation, hedge %, EREP or reference prices provided for this region
(2) MtM of hedges provided directly for the four larger regions; MtM of hedges is not provided directly at the regional level but can be easily estimated using EREP, reference price and hedged MWh
(3) Proprietary trading gross margins* will generally remain within "Non Power" New Business category and only move to "Non Power" Executed category upon management discretion
(4) Gross margin* for these businesses are net of direct "cost of sales"
(5) Margins for South, West, New England & Canada regions and optimization of fuel and PPA activities captured in Open Gross Margin*

33 Q2 2020 Earnings Release Slides
Exelon.

ExGen Disclosures June 30, 2020 Gross Margin Category ($M)(1) 2020 2021 Open Gross Margin (including South, West, New England & Canada hedged GM)(2) $2,850 $3,550 Capacity and ZEC Revenues(2) $1,900 $1,800 Mark-to-Market of Hedges(2,3) $1,600 $350 Power New Business / To Go $200 $600 Non-Power Margins Executed $350 $250 Non-Power New Business / To Go $100 $250 Total Gross Margin*(4) $7,000 $6,800 Reference Prices(4) 2020 2021 Henry Hub Natural Gas ($/MMBtu) $1.91 $2.61 Midwest: NiHub ATC prices ($/MWh) $18.86 $23.42 Mid-Atlantic: PJM-W ATC prices ($/MWh) $20.89 $27.35 ERCOT-N ATC Spark Spread ($/MWh) $11.85 $8.88 HSC Gas, 7.2HR, $2.50 VOM New York: NY Zone A ($/MWh) $19.70 $25.82 (1) Gross margin* categories rounded to nearest $50M (2) Excludes EDF’s equity ownership share of the CENG Joint Venture (3) Mark-to-Market of Hedges assumes mid-point of hedge percentages (4) Based on June 30, 2020 market conditions 34 Q2 2020 Earnings Release Slides

# ExGen Disclosures

| Generation and Hedges | June 30, 2020 — 2020 | June 30, 2020 — 2021 |
|---|---|---|
| **Expected Generation (GWh)[1]** | **182,400** | **181,400** |
| Midwest | 97,600 | 95,500 |
| Mid-Atlantic[2] | 47,700 | 48,000 |
| ERCOT | 21,600 | 21,300 |
| New York[2] | 15,500 | 16,600 |
| **% of Expected Generation Hedged[3]** | **98%-101%** | **76%-79%** |
| Midwest | 97%-100% | 76%-79% |
| Mid-Atlantic[2] | 102%-105% | 80%-83% |
| ERCOT | 97%-100% | 76%-79% |
| New York[2] | 89%-92% | 65%-68% |
| **Effective Realized Energy Price ($/MWh)[4]** | | |
| Midwest | $27.50 | $26.00 |
| Mid-Atlantic[2] | $34.50 | $31.00 |
| ERCOT[5] | $8.50 | $9.00 |
| New York[2] | $32.50 | $29.50 |

(1) Expected generation is the volume of energy that best represents our commodity position in energy markets from owned or contracted for capacity based upon a simulated dispatch model that makes assumptions regarding future market conditions, which are calibrated to market quotes for power, fuel, load following products, and options. Expected generation assumes 14 refueling outages in 2020 and 13 in 2021 at Exelon-operated nuclear plants and Salem. Expected generation assumes capacity factors of 94.0% and 94.2% in 2020 and 2021, respectively at Exelon-operated nuclear plants, at ownership. These estimates of expected generation in 2021 do not represent guidance or a forecast of future results as Exelon has not completed its planning or optimization processes for those years.
(2) Excludes EDF's equity ownership share of CENG Joint Venture
(3) Percent of expected generation hedged is the amount of equivalent sales divided by expected generation. Includes all hedging products, such as wholesale and retail sales of power, options and swaps.
(4) Effective realized energy price is representative of an all-in hedged price, on a per MWh basis, at which expected generation has been hedged. It is developed by considering the energy revenues and costs associated with our hedges and by considering the fossil fuel that has been purchased to lock in margin. It excludes uranium costs, RPM capacity and ZEC revenues, but includes the mark-to-market value of capacity contracted at prices other than RPM clearing prices including our load obligations. It can be compared with the reference prices used to calculate open gross margin* in order to determine the mark-to-market value of Exelon Generation's energy hedges.
(5) Spark spreads shown for ERCOT

35 Q2 2020 Earnings Release Slides

Exelon.

# ExGen Hedged Gross Margin* Sensitivities

| Gross Margin* Sensitivities (with existing hedges)(1,2) | June 30, 2020<br>2020 | <br>2021 |
|---|---|---|
| **Henry Hub Natural Gas ($/MMBtu)** | | |
| + $1/MMBtu | $30 | $330 |
| - $1/MMBtu | $(45) | $(295) |
| **NiHub ATC Energy Price** | | |
| + $5/MWh | $(20) | $85 |
| - $5/MWh | $20 | $(85) |
| **PJM-W ATC Energy Price** | | |
| + $5/MWh | $(10) | $40 |
| - $5/MWh | $15 | $(50) |
| **NYPP Zone A ATC Energy Price** | | |
| + $5/MWh | $5 | $20 |
| - $5/MWh | $(5) | $(20) |
| **Nuclear Capacity Factor** | | |
| +/- 1% | +/- $10 | +/- $30 |

(1) Based on June 30, 2020 market conditions and hedged position; gas price sensitivities are based on an assumed gas-power relationship derived from an internal model that is updated periodically; power price sensitivities are derived by adjusting the power price assumption while keeping all other price inputs constant; due to correlation of the various assumptions, the hedged gross margin* impact calculated by aggregating individual sensitivities may not be equal to the hedged gross margin* impact calculated when correlations between the various assumptions are also considered; sensitivities based on commodity exposure which includes open generation and all committed transactions; excludes EDF's equity share of CENG Joint Venture

(2) These sensitivities do not capture changes to underlying assumptions for COVID-19

36 Q2 2020 Earnings Release Slides

Exelon.

# ExGen Hedged Gross Margin* Upside/Risk



Approximate Gross Margin* ($ million)(1)
8,500
8,000
7,500
7,000
6,500
6,000
5,500
5,000
4,500
$7,050
$6,950
$7,150
$6,550
2020
2021

(1) Represents an approximate range of expected gross margin*, taking into account hedges in place, between the 5th and 95th percent confidence levels assuming all unhedged supply is sold into the spot market; approximate gross margin* ranges are based upon an internal simulation model and are subject to change based upon market inputs, future transactions and potential modeling changes; these ranges of approximate gross margin* in 2021 do not represent earnings guidance or a forecast of future results as Exelon has not completed its planning or optimization processes for those years; the price distributions that generate this range are calibrated to market quotes for power, fuel, load following products, and options as of June 30, 2020. Gross Margin* Upside/Risk based on commodity exposure which includes open generation and all committed transactions.

37 Q2 2020 Earnings Release Slides

Exelon.

Illustrative Example of Modeling Exelon Generation 2021 Total Gross Margin* Row Item Midwest Mid-Atlantic ERCOT New York (A) Start with fleet-wide open gross margin $3.55 billion (B) Capacity and ZEC $1.8 billion (C) Expected Generation (TWh) 95.5 48.0 21.3 16.6 (D) Hedge % (assuming mid-point of range) 77.5% 81.5% 77.5% 66.5% (E=C*D) Hedged Volume (TWh) 74.0 39.1 16.5 11.0 (F) Effective Realized Energy Price ($/MWh) $26.00 $31.00 $9.00 $29.50 (G) Reference Price ($/MWh) $23.42 $27.35 $8.88 $25.82 (H=F-G) Difference ($/MWh) $2.58 $3.65 $0.12 $3.68 (I=E*H) Mark-to-Market value of hedges ($ million)(1) $190 $140 $0 $40 (J=A+B+I) Hedged Gross Margin ($ million) $5,700 (K) Power New Business / To Go ($ million) $600 (L) Non-Power Margins Executed ($ million) $250 (M) Non-Power New Business / To Go ($ million) $250 (N=J+K+L+M) Total Gross Margin* $6,800 million (1) Mark-to-market rounded to the nearest $5M 38 Q2 2020 Earnings Release Slides

# Additional ExGen Modeling Data

| Total Gross Margin Reconciliation (in $M)[1] | 2020 | 2021 |
|---|---|---|
| **Revenue Net of Purchased Power and Fuel Expense*[2,3]** | **$7,375** | **$7,225** |
| Other Revenues[4] | $(150) | $(150) |
| Direct cost of sales incurred to generate revenues for certain Constellation and Power businesses | $(225) | $(275) |
| **Total Gross Margin* (Non-GAAP)** | **$7,000** | **$6,800** |

| Key ExGen Modeling Inputs (in $M)[1,5] | 2020 | 2021 |
|---|---|---|
| Other[6] | $200 | $125 |
| Adjusted O&M*[7] | $(4,100) | $(4,150) |
| Taxes Other Than Income (TOTI)[8] | $(375) | $(375) |
| Depreciation & Amortization* | $(1,025) | $(1,075) |
| Interest Expense | $(325) | $(325) |
| **Effective Tax Rate** | **20.0%** | **23.0%** |

(1) All amounts rounded to the nearest $25M
(2) ExGen does not forecast the GAAP components of RNF separately, as to do so would be unduly burdensome. RNF also includes the RNF of our proportionate ownership share of CENG.
(3) Excludes the Mark-to-Market impact of economic hedging activities due to the volatility and unpredictability of the future changes to power prices
(4) Other Revenues primarily reflects revenues from variable interest entities, funds collected through revenues for decommissioning the former PECO nuclear plants through regulated rates and gross receipts tax revenues
(5) ExGen O&M, TOTI and Depreciation & Amortization excludes EDF's equity ownership share of the CENG Joint Venture
(6) Other reflects Other Revenues excluding gross receipts tax revenues, includes nuclear decommissioning trust fund earnings from unregulated sites, and includes the minority interest in ExGen Renewables JV
(7) 2020 and 2021 Adjusted O&M* includes $150M of non-cash expense related to the increase in the ARO liability due to the passage of time
(8) 2020 and 2021 TOTI excludes gross receipts tax of $125M

39 Q2 2020 Earnings Release Slides

Exelon.

Appendix Reconciliation of Non-GAAP Measures 40 Q2 2020 Earnings Release Slides

Q2 QTD GAAP EPS Reconciliation Three Months Ended June 30, 2020 ComEd PECO BGE PHI ExGen Other Exelon 2020 GAAP Earnings (Loss) Per Share ($0.06) $0.04 $0.04 $0.10 $0.49 ($0.07) $0.53 Mark-to-market impact of economic hedging activities - - - - (0.06) 0.01 (0.05) Unrealized gains related to NDT funds - - - - (0.31) - (0.31) Asset Impairments 0.01 - - - 0.01 - 0.02 Plant retirements and divestitures - - - - 0.01 - 0.01 Cost management program - - - - 0.01 - 0.01 COVID-19 direct costs - 0.01 - - 0.02 - 0.03 Deferred Prosecution Agreement payments 0.20 - - - - - 0.20 Income tax-related adjustments - - - - - 0.01 0.01 Noncontrolling interests - - - - 0.11 - 0.11 2020 Adjusted (non-GAAP) Operating Earnings (Loss) Per $0.15 $0.05 $0.04 $0.10 $0.26 ($0.05) $0.55 Share Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not sum due to rounding. 41 Q2 2020 Earnings Release Slides

Q2 QTD GAAP EPS Reconciliation (continued) Three Months Ended June 30, 2019 ComEd PECO BGE PHI ExGen Other Exelon 2019 GAAP Earnings (Loss) Per Share $0.19 $0.10 $0.05 $0.11 $0.11 ($0.07) $0.50 Mark-to-market impact of economic hedging activities - - - - 0.07 - 0.07 Unrealized losses related to NDT funds - - - - 0.05 - 0.05 Plant retirements and divestitures - - - - (0.02) - (0.02) Cost management program - - - - - - 0.01 Litigation settlement gain - - - - (0.02) - (0.02) Noncontrolling interests - - - - 0.02 - 0.02 2019 Adjusted (non-GAAP) Operating Earnings (Loss) Per $0.19 $0.11 $0.05 $0.11 $0.21 ($0.06) $0.60 Share Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not sum due to rounding. 42 Q2 2020 Earnings Release Slides

Q2 YTD GAAP EPS Reconciliation Six Months Ended June 30, 2020 ComEd PECO BGE PHI ExGen Other Exelon 2020 GAAP Earnings (Loss) Per Share $0.11 $0.18 $0.22 $0.21 $0.53 ($0.13) $1.13 Mark-to-market impact of economic hedging activities - - - - (0.16) 0.01 (0.15) Unrealized losses related to NDT funds - - - - 0.18 - 0.18 Asset Impairments 0.01 - - - 0.01 - 0.02 Plant retirements and divestitures - - - - 0.02 - 0.02 Cost management program - - - - 0.01 - 0.02 COVID-19 direct costs - 0.01 - - 0.02 - 0.03 Deferred Prosecution Agreement payments 0.20 - - - - - 0.20 Noncontrolling interests - - - - (0.04) - (0.04) 2020 Adjusted (non-GAAP) Operating Earnings (Loss) Per $0.33 $0.19 $0.23 $0.21 $0.58 ($0.12) $1.42 Share Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not sum due to rounding. 43 Q2 2020 Earnings Release Slides

Q2 YTD GAAP EPS Reconciliation (continued) Six Months Ended June 30, 2019 ComEd PECO BGE PHI ExGen Other Exelon 2019 GAAP Earnings (Loss) Per Share $0.35 $0.28 $0.21 $0.23 $0.48 ($0.13) $1.43 Mark-to-market impact of economic hedging activities - - - - 0.09 0.01 0.10 Unrealized gains related to NDT funds - - - - (0.14) - (0.14) Asset Impairments - - - - 0.01 - 0.01 Cost management program - - - - 0.01 - 0.02 Litigation settlement gain - - - - (0.02) - (0.02) Noncontrolling interests - - - - 0.08 - 0.08 2019 Adjusted (non-GAAP) Operating Earnings (Loss) $0.35 $0.28 $0.21 $0.23 $0.51 ($0.12) $1.47 Per Share Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not sum due to rounding. 44 Q2 2020 Earnings Release Slides

Projected GAAP to Operating Adjustments • Exelon’s projected 2020 adjusted (non-GAAP) operating earnings excludes the earnings effects of the following: − Mark-to-market adjustments from economic hedging activities; − Unrealized gains and losses from NDT funds to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements; − Asset impairments; − Certain costs related to plant retirements; − Certain costs incurred to achieve cost management program savings; − Direct costs related to COVID-19; − Deferred Prosecution Agreement payments; − Other items not directly related to the ongoing operations of the business; and − Generation's noncontrolling interest related to CENG exclusion items. 45 Q2 2020 Earnings Release Slides

GAAP to Non-GAAP Reconciliations(1) (2) Exelon FFO/Debt = FFO (a) Adjusted Debt (b) Exelon FFO Calculation(2) GAAP Operating Income + Depreciation & Amortization = EBITDA - Interest Expense +/- Cash Taxes + Nuclear Fuel Amortization +/- Mark-to-Market Adjustments (Economic Hedges) +/- Other S&P Adjustments = FFO (a) Exelon Adjusted Debt Calculation(1) Long-Term Debt (including current maturities) + Short-Term Debt + Purchase Power Agreement and Operating Lease Imputed Debt + Pension/OPEB Imputed Debt (after-tax) + AR Securitization Imputed Debt - Off-Credit Treatment of Non-Recourse Debt - Cash on Balance Sheet +/- Other S&P Adjustments = Adjusted Debt (b) (1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures (2) Calculated using S&P Methodology 46 Q2 2020 Earnings Release Slides

GAAP to Non-GAAP Reconciliations(1) ExGen Debt/EBITDA = Net Debt (a) ExGen Debt/EBITDA = Net Debt (c) Operating EBITDA (b) Excluding Non-Recourse Operating EBITDA (d) ExGen Net Debt Calculation ExGen Net Debt Calculation Excluding Non-Recourse Long-Term Debt (including current maturities) Long-Term Debt (including current maturities) + Short-Term Debt + Short-Term Debt - Cash on Balance Sheet - Cash on Balance Sheet = Net Debt (a) - Non-Recourse Debt = Net Debt Excluding Non-Recourse (c) ExGen Operating EBITDA Calculation ExGen Operating EBITDA Calculation Excluding Non- Recourse GAAP Operating Income + Depreciation & Amortization GAAP Operating Income = EBITDA + Depreciation & Amortization +/- GAAP to Operating Adjustments = EBITDA = Operating EBITDA (b) +/- GAAP to Operating Adjustments - EBITDA from Projects Financed by Non-Recourse Debt = Operating EBITDA Excluding Non-Recourse (d) (1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures 47 Q2 2020 Earnings Release Slides

# GAAP to Non-GAAP Reconciliations

| Consolidated EU Operating TTM ROE Reconciliation ($M) | Q2 2020 | Q1 2020 |
|---|---|---|
| Net Income (GAAP) | $1,728 | $2,060 |
| Operating Exclusions | $254 | $31 |
| Adjusted Operating Earnings | $1,982 | $2,091 |
| Average Equity | $21,885 | $21,502 |
| **Operating (Non-GAAP) TTM ROE (Adjusted Operating Earnings/Average Equity)** | **9.1%** | **9.7%** |

| Consolidated EU Operating TTM ROE Reconciliation ($M) | Q4 2019 | Q3 2019 | Q2 2019 | Q1 2019 |
|---|---|---|---|---|
| Net Income (GAAP) | $2,065 | $2,037 | $2,011 | $1,967 |
| Operating Exclusions | $30 | $33 | $31 | $33 |
| Adjusted Operating Earnings | $2,095 | $2,070 | $2,042 | $1,999 |
| Average Equity | $20,913 | $20,500 | $20,111 | $19,639 |
| **Operating (Non-GAAP) TTM ROE (Adjusted Operating Earnings/Average Equity)** | **10.0%** | **10.1%** | **10.2%** | **10.2%** |

| Consolidated EU Operating TTM ROE Reconciliation ($M) | Q4 2018 | Q3 2018 | Q2 2018 | Q1 2018 |
|---|---|---|---|---|
| Net Income (GAAP) | $1,836 | $1,770 | $1,724 | $1,643 |
| Operating Exclusions | $32 | $40 | $13 | $32 |
| Adjusted Operating Earnings | $1,869 | $1,810 | $1,737 | $1,675 |
| Average Equity | $19,367 | $18,878 | $18,467 | $17,969 |
| **Operating (Non-GAAP) TTM ROE (Adjusted Operating Earnings/Average Equity)** | **9.6%** | **9.6%** | **9.4%** | **9.3%** |

| Consolidated EU Operating TTM ROE Reconciliation ($M) | Q4 2017 |
|---|---|
| Net Income (GAAP) | $1,704 |
| Operating Exclusions | ($24) |
| Adjusted Operating Earnings | $1,680 |
| Average Equity | $17,779 |
| **Operating (Non-GAAP) TTM ROE (Adjusted Operating Earnings/Average Equity)** | **9.4%** |

Note: Represents the twelve-month periods ending June 30, 2018-2020, March 31, 2018-2020, December 31, 2017-2019 and September 30, 2018-2019. Earned ROEs* represent weighted average across all lines of business (Electric Distribution, Gas Distribution, and Electric Transmission). Q3 2019, Q2 2019, Q1 2019, Q4 2018, Q3 2018, Q2 2018, Q1 2018 and Q4 2017 TTM ROEs* for Consolidated EU were changed from 10.1%, 10.2%, 10.2%, 9.7%, 9.6%, 9.4%, 9.4% and 9.5%, respectively, to 10.1%, 10.2%, 10.2%, 9.6%, 9.6%, 9.4%, 9.3% and 9.4%, respectively, to reflect the correction of an error at PHI

48 Q2 2020 Earnings Release Slides

Exelon.

# GAAP to Non-GAAP Reconciliations

| 2020 Adjusted Cash from Ops Calculation ($M)[1] | BGE | ComEd | PECO | PHI | ExGen | Other | Exelon |
|---|---|---|---|---|---|---|---|
| Net cash flows provided by operating activities (GAAP) | $625 | $1,175 | $650 | $900 | $4,775 | ($375) | $7,750 |
| Other cash from investing activities | - | - | - | - | ($250) | - | ($250) |
| Counterparty collateral activity | - | - | - | - | ($425) | - | ($425) |
| A/R Securitization | - | - | - | - | ($500) | - | ($500) |
| **Adjusted Cash Flow from Operations (Non-GAAP)** | **$625** | **$1,175** | **$650** | **$900** | **$3,600** | **($375)** | **$6,575** |

| 2020 Cash From Financing Calculation ($M)[1] | BGE | ComEd | PECO | PHI | ExGen | Other | Exelon |
|---|---|---|---|---|---|---|---|
| Net cash flow provided by financing activities (GAAP) | $675 | $1,100 | $500 | $625 | ($3,050) | $975 | $825 |
| Dividends paid on common stock | $250 | $500 | $350 | $375 | $1,775 | ($1,750) | $1,500 |
| A/R Securitization | - | - | - | - | $500 | - | $500 |
| **Financing Cash Flow (Non-GAAP)** | **$925** | **$1,600** | **$850** | **$1,000** | **($775)** | **($775)** | **$2,825** |

| Exelon Total Cash Flow Reconciliation[1] | 2020 |
|---|---|
| **GAAP Beginning Cash Balance** | **$2,425** |
| Adjustment for Cash Collateral Posted | ($925) |
| Adjusted Beginning Cash Balance[3] | $1,500 |
| Net Change in Cash (GAAP)[2] | ($225) |
| Adjusted Ending Cash Balance[3] | $1,275 |
| Adjustment for Cash Collateral Posted | ($500) |
| **GAAP Ending Cash Balance** | **$775** |

(1) All amounts rounded to the nearest $25M. Items may not sum due to rounding.
(2) Represents the GAAP measure of net change in cash, which is the sum of cash flow from operations, cash from investing activities, and cash from financing activities. Figures reflect cash capital expenditures and CENG fleet at 100%.
(3) Adjusted Beginning and Ending cash balances reflect GAAP Beginning and End Cash Balances excluding counterparty collateral activity

49 Q2 2020 Earnings Release Slides

Exelon.

GAAP to Non-GAAP Reconciliations ExGen Adjusted O&M Reconciliation ($M)(1) 2020 2021 GAAP O&M $4,775 $4,750 Decommissioning(2) $75 $75 Direct cost of sales incurred to generate revenues for certain Constellation and Power businesses(3) ($225) ($275) O&M for managed plants that are partially owned ($425) ($425) Other ($100) - Adjusted O&M (Non-GAAP) $4,100 $4,150 Note: Items may not sum due to rounding (1) All amounts rounded to the nearest $25M (2) Reflects earnings neutral O&M (3) Reflects the direct cost of sales of certain businesses, which are included in Total Gross Margin* 50 Q2 2020 Earnings Release Slides